EXHIBIT 99.1

August 7, 2007

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



              TOFUTTI ANNOUNCES ELECTION OF TWO DIRECTORS TO BOARD

         Cranford, New Jersey -- August 7, 2007 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) announced today that Joseph K. Fischer and Neal S. Axelrod have been elected by the Board of Directors of the Company to serve as independent directors effective August 6, 2007 and to serve until the next Annual Meeting of Shareholders. Mr. Axelrod will serve on the Audit Committee. Mr. Fischer previously served as a director of the Company, and Mr. Axelrod is a certified public accountant in New Jersey.

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.